FOR IMMEDIATE RELEASE
---------------------

NEWS RELEASE
Triad Guaranty Inc.
NASDAQ Symbol: TGIC
www.triadguaranty.com
---------------------

Contact: Ron Kessinger
         Senior Executive Vice President, Chief Operating Officer
         800-451-4872 ext.1104
         rkessinger@tgic.com
         -------------------


                       TRIAD GUARANTY INC. REPORTS RECORD
                 FOURTH QUARTER 2004 NET INCOME OF $15.2 MILLION


WINSTON-SALEM, N.C., January 27, 2005 -- Triad Guaranty Inc. (NASDAQ: TGIC) today reported fourth quarter 2004 net income of $15.2 million compared to $13.6 million in the fourth quarter of 2003, a 12 percent increase. Diluted earnings per share increased 11 percent for the quarter to $1.03 compared to $0.93 in the fourth quarter of 2003. Realized investment gains, net of taxes, had no meaningful effect on diluted earnings per share in the fourth quarter of 2004 compared to a contribution of $0.07 per share in the fourth quarter of 2003.

Net income for the full year 2004 was $58.4 million compared to $51.1 million last year, an increase of 14 percent. For the full year 2004, diluted earnings per share was $3.98 compared to $3.52 for 2003, an increase of 13 percent. Included in net income for 2004 were $0.5 million of realized investment gains compared to $3.0 million of gains in 2003.

Darryl W. Thompson, President and Chief Executive Officer, said, "We are pleased to report record earnings for both the fourth quarter and the full year. We continued to experience strong earned premium growth and improvements in persistency rates. Despite an overall decline in mortgage originations, our insurance in force had solid growth and our results continue to demonstrate the strength of our company. We are encouraged by our core results and the continued success of our strategic initiatives to expand our relationships and penetration in the marketplace."

Insurance in force reached $36.8 billion at December 31, 2004, an increase of 16 percent over the past year. Total insurance written for the fourth quarter of 2004 was $4.1 billion, down from $5.2 billion in the fourth quarter of 2003. For the full year 2004, total insurance written amounted to $17.2 billion, a decrease of 16 percent from the prior year. Insurance written on flow business in the fourth quarter of 2004 totaled $2.5 billion, down from $3.2 billion in the fourth quarter of 2003, primarily reflecting a significant drop in refinance activity. For the year, insurance written on flow business amounted to $10.5 billion in 2004 compared to $16.6 billion in 2003. Insurance written attributable to structured bulk transactions totaled $1.6 billion in the fourth quarter and $6.7 billion for all of 2004 compared to $2.0 billion and $3.9 billion for the same periods of 2003.

Refinance business accounted for 30.1 percent of flow insurance written for the fourth quarter of 2004 compared to 38.5 percent for the same period of 2003. Persistency, or the percentage of insurance remaining in force compared to one year prior, was 67.6 percent at December 31, 2004 compared to 50.7 percent at December 31, 2003.

The Company's expense ratio was 27.8 percent in the fourth quarter of 2004 compared to 34.0 percent in the fourth quarter of 2003. For the full year 2004, the expense ratio was 28.8 percent compared to 32.3 percent in 2003. The loss ratio was 27.0 percent for the fourth quarter of 2004 and 25.4 percent for the full year, compared to 21.6 percent and 19.9 percent for the same periods of 2003. The Company's ratio of delinquent loans to total policies in force was
2.04 percent at December 31, 2004 compared to 1.80 percent at December 31, 2003. Incurred losses amounted to $10.0 million in the fourth quarter of 2004 compared to $7.1 million in the fourth quarter of 2003. The increase in delinquencies and losses reflect the further seasoning of insurance in force.

According to Thompson, "2004 was another strong year for Triad. The decline in refinancing activity moderated flow production levels in 2004. However, increased persistency and strong growth in the bulk arena contributed to a net 16 percent increase in insurance in force for the year. Our loss development for 2004 continues to meet our expectations based upon the age and the mix of business of our insurance in force. We anticipate further increases in the loss ratio offset to some extent by further decreases in the expense ratio. We are encouraged by the outlook for 2005. We expect continued growth in earned premiums through a combination of increased persistency and further penetration into the bulk and flow marketplaces."

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer providing mortgage insurance (MI) to residential mortgage lenders. Private MI makes homeownership available to borrowers with equity of less than 20%, facilitates the sale of mortgage loans in the secondary market and protects lenders from default-related expenses. For more information about Triad Guaranty Insurance Corporation, visit the company's web site at www.triadguaranty.com.

Diluted realized gains/(losses) per share, net of taxes is a non-GAAP measure. We believe this is relevant and useful information to investors because, except for losses on impaired securities, it shows the effect that the Company's discretionary sales of investments had on earnings.

This document contains forward-looking statements which involve various risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Attention is directed to the discussion of risks and uncertainties as part of the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 contained in the Company's most recent annual report, Form 10-K and other reports filed with the Securities and Exchange Commission.
                                     - ### -

 (Relevant Triad Guaranty Inc. financial statistics follow this news release.)

                           Triad Guaranty Inc.
                      Consolidated Income Statement

                                                         Three Months Ended           Twelve Months Ended
                                                             December 31,                  December 31,
                                                       2004            2003            2004            2003
                                                       ----            ----            ----            ----
                                                    (Unaudited)     (Unaudited)     (Unaudited)
                                                         (Dollars in thousands except per share amounts)
Premiums written:
  Direct                                              $ 47,898       $ 41,694        $ 176,696      $ 154,046
  Ceded                                                 (9,506)        (7,598)         (35,365)       (27,310)
                                                      --------       --------        ---------      ---------
          Net premiums written                        $ 38,392       $ 34,096        $ 141,331      $ 126,736
                                                      ========       ========        =========      =========
Earned premiums                                       $ 37,178       $ 33,011        $ 140,992      $ 119,732
Net investment income                                    5,315          4,187           19,754         17,082
Realized investment gains                                   88          1,502              504          3,029
Other income                                                 6              3               16             24
                                                      --------       --------        ---------      ---------
  Total revenues                                        42,587         38,703          161,266        139,867

Net losses and loss adjustment expenses                 10,046          7,135           35,864         23,833
Interest expense on debt                                   693            693            2,772          2,772
Amortization of deferred policy acquisition costs        3,951          5,355           14,256         18,112
Other operating expenses - net                           6,715          6,239           26,483         22,776
                                                      --------       --------        ---------      ---------
Income before income taxes                              21,182         19,281           81,891         72,374

Income taxes                                             5,980          5,720           23,474         21,283
                                                      --------       --------        ---------      ---------
Net income                                            $ 15,202       $ 13,561        $  58,417      $  51,091
                                                      ========       ========        =========      =========

Basic earnings per share                              $   1.05       $   0.94        $    4.04      $    3.57
Diluted earnings per share                            $   1.03       $   0.93        $    3.98      $    3.52

Weighted average common and common
   stock equivalents outstanding (in thousands)
  Basic                                                 14,504         14,433           14,458         14,322
  Diluted                                               14,725         14,627           14,681         14,510

NON-GAAP INFORMATION:
Diluted realized gains (losses) per share,
   net of taxes                                       $      -       $   0.07        $    0.02      $    0.13

                               Triad Guaranty Inc.
                           Consolidated Balance Sheet

                                                                    December 31,     December 31,
                                                                       2004              2003
                                                                       ----              ----
                                                                   (Unaudited)
                                                       (Dollars in thousands except per share amounts)
Assets:
     Invested assets:
        Fixed maturities, available for sale, at market             $ 454,121         $ 375,097
        Equity securities, available for sale, at market               10,272            12,771
     Short-term investments                                            16,095            25,659
                                                                    ---------         ---------
                                                                      480,488           413,527

     Cash                                                               6,865               973
     Deferred policy acquisition costs                                 32,453            29,363
     Prepaid federal income tax                                       119,132            98,124
     Other assets                                                      33,097            33,592
                                                                    ---------         ---------
          Total assets                                              $ 672,035         $ 575,579
                                                                    =========         =========

Liabilities:
     Losses and loss adjustment expenses                            $  34,042         $  27,186
     Unearned premiums                                                 15,942            15,629
     Deferred income tax                                              137,925           115,459
     Long-term debt                                                    34,493            34,486
     Other liabilities                                                 12,290            12,889
                                                                    ---------         ---------
         Total liabilities                                            234,692           205,649

Stockholders' equity:
     Retained earnings                                                330,628           272,211
     Accumulated other comprehensive income                            13,218            11,190
     Other equity accounts                                             93,497            86,529
                                                                    ---------         ---------
        Total stockholders' equity                                    437,343           369,930
                                                                    ---------         ---------
Total liabilities and stockholders' equity                          $ 672,035         $ 575,579
                                                                    =========         =========
Stockholders' equity per share:
     Including unrealized gains or losses on investments            $   29.89         $   25.62
     Excluding unrealized gains or losses on investments            $   28.99         $   24.85

Common shares outstanding                                          14,631,678        14,438,637

                              Triad Guaranty Inc.
                  Sequential Quarterly Statistical Information
                                  (Unaudited)

                                         Dec 31,   Sep 30,    Jun 30,    Mar 31,   Dec 31,   Sep 30,   Jun 30,    Mar 31,   Dec 31,
                                          2004      2004       2004       2004       2003     2003      2003       2003      2002
                                          ----      ----       ----       ----       ----     ----      ----       ----      ----
                                                                (Dollars in millions unless otherwise indicated)
Direct insurance in force              $ 36,827  $ 35,821   $ 34,757   $ 33,886  $ 31,748  $ 29,291  $ 26,914  $ 26,004   $ 25,379
    - Flow business                    $ 28,191  $ 27,936   $ 27,385   $ 27,224  $ 26,901  $ 25,918  $ 24,680  $ 23,400   $ 22,464
    - Bulk business                    $  8,636  $  7,885   $  7,372   $  6,662  $  4,847  $  3,373  $  2,234  $  2,604   $  2,915

Alt-A insurance in force               $ 10,136  $  9,092   $  8,202   $  7,345  $  5,436  $  3,986  $  2,871  $  2,824   $  2,937
    - Flow business                    $  1,836  $  1,600   $  1,315   $  1,238  $  1,203  $  1,117  $    978  $    811   $    676
    - Bulk business                    $  8,300  $  7,492   $  6,887   $  6,107  $  4,233  $  2,869  $  1,893  $  2,013   $  2,261

Direct risk in force (gross)           $  7,627  $  7,506   $  7,309   $  7,207  $  7,024  $  6,610  $  6,245  $  6,002   $  5,791
Net risk in force                      $  7,049  $  6,956   $  6,797   $  6,734  $  6,590  $  6,210  $  5,893  $  5,699   $  5,534

Risk-to-capital ratio                    13.9:1    14.4:1     14.6:1     15.2:1    15.3:1    15.1:1    15.0:1    15.2:1     15.5:1

Number of insured loans                 266,574   260,591    254,510    249,683   236,234   221,053   205,046   195,928    190,480
    - Flow business                     212,596   211,300    208,384    207,314   205,033   198,366   189,161   178,868    171,723
    - Bulk business                      53,978    49,291     46,126     42,369    31,201    22,687    15,885    17,060     18,757

Annual persistency                        67.6%     66.8%      59.9%      54.6%     50.7%     49.0%     54.6%     59.1%      60.9%
Quarterly persistency run rate            61.9%     63.0%      56.9%      68.5%     46.3%     19.3%     33.6%     50.8%      32.1%

Average loan size ($ thousands)
    - Flow business                    $  132.6  $  132.2   $  131.4   $  131.3  $  131.2  $  130.7  $  130.5  $  130.8   $  130.8
    - Bulk business                    $  160.0  $  160.0   $  159.8   $  157.2  $  155.4  $  148.7  $  140.7  $  152.7   $  155.4

Average severity ($ thousands)
    - Flow business                    $   24.1  $   21.2   $   25.6   $   27.4  $   28.2  $   25.0  $   22.5  $   22.5   $   20.5
    - Bulk business                    $   27.0  $   17.6   $   22.5   $   30.2  $   26.9  $   20.0  $   12.3  $   27.5   $   14.8
Net paid claims and LAE ($ thousands)  $  8,551  $  7,453   $  6,879   $  6,124  $  5,466  $  4,933  $  4,046  $  3,560   $  3,025
    - Flow business                    $  6,339  $  6,368   $  6,024   $  5,355  $  4,632  $  4,070  $  3,800  $  3,419   $  2,948
    - Bulk business                    $  2,212  $  1,085   $    855   $    769  $    834  $    863  $    246  $    141   $     77

Note: The Company periodically enters into structured transactions involving loans that have insurance effective dates within the current reporting period but for which detailed loan information regarding the insured loans is not provided until later. When this occurs, the Company accrues due premium in the reporting period based on each loan's insurance effective date; however, the loans are not reflected in the Company's inforce and related data totals until the loan level detail is reported to the Company. At December 31, 2004, the Company had approximately $685 million of structured transactions with effective dates within the fourth quarter for which loan level detail had not been received.

                              Triad Guaranty Inc.
             Sequential Quarterly Statistical Information (con't.)
                                  (Unaudited)

                                        Dec 31,   Sep 30,    Jun 30,    Mar 31,   Dec 31,   Sep 30,   Jun 30,    Mar 31,    Dec 31,
                                         2004      2004       2004       2004       2003     2003      2003       2003       2002
                                         ----      ----       ----       ----       ----     ----      ----       ----       ----
                                                               (Dollars in millions unless otherwise indicated)
Total delinquent loans                    5,445     5,008      4,765      4,722     4,242     3,700     3,351     3,009      2,379
    - Flow business                       3,739     3,469      3,319      3,343     3,053     2,675     2,510     2,280      2,120
    - Bulk business                       1,706     1,539      1,446      1,379     1,189     1,025       841       729        259
         With deductibles                   410       197        121         66        17         -         -         -          -
         Without deductibles              1,296     1,342      1,325      1,313     1,172     1,025       841       729        259
Total delinquency rate                    2.04%     1.92%      1.87%      1.89%     1.80%     1.67%     1.63%     1.54%      1.25%
    - Flow business                       1.76%     1.64%      1.59%      1.61%     1.49%     1.35%     1.33%     1.27%      1.23%
    - Bulk business                       3.16%     3.12%      3.13%      3.25%     3.81%     4.52%     5.29%     4.27%      1.38%

Risk Inforce by credit score - Flow
    Under 575                              0.7%      0.7%       0.8%       0.8%      0.8%      0.8%      0.8%      0.7%       0.7%
     575 - 619                             4.7%      4.7%       4.7%       4.6%      4.6%      4.5%      4.6%      4.5%       4.4%
     620 and above                        94.6%     94.6%      94.5%      94.6%     94.6%     94.7%     94.6%     94.8%      94.9%
Risk Inforce by credit score - Bulk
    Under 575                              1.4%      1.8%       2.3%       2.8%      4.1%      4.4%      3.8%      3.7%       3.2%
     575 - 619                             3.9%      4.5%       5.2%       6.5%      8.5%     10.3%     12.5%     12.2%      10.0%
     620 and above                        94.7%     93.7%      92.5%      90.7%     87.4%     85.3%     83.7%     84.1%      86.8%

Insurance in force subject to captive
   reinsurance arrangements               44.5%     45.1%      44.9%      44.9%     45.9%     46.8%     48.4%     47.7%      45.7%

Loss ratio - GAAP                         27.0%     25.8%      22.5%      26.3%     21.6%     20.0%     19.0%     18.7%      15.4%
Expense ratio - GAAP                      27.8%     28.6%      29.7%      29.4%     34.0%     32.7%     29.3%     32.9%      35.2%
Combined ratio - GAAP                     54.8%     54.4%      52.2%      55.7%     55.6%     52.7%     48.3%     51.6%      50.6%

Total insurance written                 $ 4,082  $  4,013   $  4,414   $  4,663  $  5,224  $  6,652  $  4,853  $  3,766   $  3,753
     - Flow                             $ 2,456  $  2,665   $  2,950   $  2,380  $  3,255  $  5,028  $  4,667  $  3,630   $  3,753
     - Bulk                             $ 1,626  $  1,348   $ 1,464    $  2,282  $  1,969  $  1,624  $    186  $    136   $      -

NIW subject to captive reinsurance
   arrangements
    - Flow business                       52.8%     51.3%      58.7%      60.3%     50.3%     44.1%     43.3%     48.5%      46.0%

New risk written (gross)                $   688  $    751   $    805   $    693  $    991  $  1,305  $  1,094  $    869   $    881

Product mix as a % of flow
  insurance written:
     95% LTV's                            46.5%     50.0%      47.2%      45.0%     45.0%     42.3%     39.5%     37.4%      35.9%
     ARMs                                 36.7%     37.0%      33.2%      26.9%     26.1%     18.3%     14.5%     14.1%      14.5%
     Monthly premium                      93.5%     93.3%      90.7%      91.1%     83.1%     75.8%     71.4%     76.3%      78.5%
     Annual premium                        6.1%      6.2%       9.0%       8.5%     16.4%     23.7%     28.2%     23.3%      20.9%
     Refinances                           30.1%     22.0%      32.3%      35.4%     38.5%     52.3%     55.1%     57.2%      47.0%